Effective March 4, 2013 the Companys
name changed to Nearmap Ltd.

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
Forty (40) deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES, OF
ipernica ltd
(ABN 37 083 702 907)
(INCORPORATED UNDER THE LAWS
OF THE COMMONWEALTH OF
AUSTRALIA)
            The Bank of New York
Mellon, as depositary (hereinafter called the
Depositary), hereby certifies
that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of ipernica ltd,
incorporated under the laws of the
Commonwealth of Australia (herein called the Company). At the date hereof, each American Depositary Share represents forty
(40) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal
Melbourne, Australia office of National
Australia Bank Ltd. (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of August 15, 2011
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Holders from time to
time of American Depositary Shares issued
thereunder, each of whom by accepting
American Depositary Shares agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Holders and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of American
Depositary Shares, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to delivery, to him or as
instructed, of the amount of Deposited
Securities at the time represented by those
American Depositary Shares.  Delivery of
such Deposited Securities may be made by
the delivery of (a) certificates or account
transfer in the name of the Owner hereof or
as ordered by him, with proper endorsement
or accompanied by proper instruments or
instructions of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for Shares
or other Deposited Securities for such
delivery at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      Transfers of American Depositary
Shares may be registered on the books of the
Depositary by the Owner in person or by a
duly authorized attorney, upon surrender of
those American Depositary Shares properly
endorsed for transfer or accompanied by
proper instruments of transfer, in the case of
a Receipt, or pursuant to a proper instruction
(including, for the avoidance of doubt,
instructions through DRS and Profile as
provided in Section 2.10 of the Deposit
Agreement), in the case of uncertificated
American Depositary Shares, and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such regulations,
if any, as the Depositary may establish for
such purpose. This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. The Depositary,
upon surrender of certificated American
Depositary Shares for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel those
certificated American Depositary Shares and
send the Owner a statement confirming that
the Owner is the Owner of uncertificated
American Depositary Shares. The
Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall cancel those uncertificated American
Depositary Shares and deliver to the Owner
the same number of certificated American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or splitup or combination
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of the Shares or the
presenter of the Receipt or instruction for
registration of transfer or surrender of
American Depositary Shares not evidenced
by a Receipt of a sum sufficient to reimburse
it for any tax or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such tax
or charge and fee with respect to Shares
being deposited or withdrawn) and payment
of any applicable fees as provided in the
Deposit Agreement, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any reasonable procedures the
Depositary may establish consistent with the
provisions of the Deposit Agreement.
      The delivery of American Depositary
Shares against deposit of Shares generally or
against deposit of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Depositary are closed, or if any such action
is deemed necessary or advisable by the
Depositary or the Company at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement, or
for any other reason, subject to the
provisions of the following sentence.
Notwithstanding anything to the contrary in
the Deposit Agreement or this Receipt, the
surrender of outstanding American
Depositary Shares and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused
by closing the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of
Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
American Depositary Shares or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares which would be required to be
registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares or
such Shares are exempt from registration
thereunder.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner to the Depositary.  The
Depositary may refuse to register any
transfer of those American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner any part or all of the
Deposited Securities represented by those
American Depositary Shares, and may apply
such dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner shall remain liable for any
deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant,
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so to
do.  Every such person shall also be deemed
to represent that the deposit of such Shares
and the sale of American Depositary Shares
representing such Shares by that person are
not restricted under the Securities Act of
1933.  Such representations and warranties
shall survive the deposit of Shares and
delivery of American Depositary Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Holder may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any American
Depositary Shares or the distribution of any
dividend or sale or distribution of rights or
of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in the
Commonwealth of Australia that is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering American Depositary Shares or
to whom American Depositary Shares are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the American
Depositary Shares or Deposited Securities or
a delivery of American Depositary Shares
pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to or
from the name of the Depositary or its
nominee or the Custodian or its nominee on
the making of deposits or withdrawals under
the terms of the Deposit Agreement, (3)
such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the delivery of
American Depositary Shares pursuant to
Section 2.3, 4.3 or 4.4 of the Deposit
Agreement and the surrender of American
Depositary Shares pursuant to Section 2.5 or
6.2 of the Deposit Agreement, (6) a fee of
$.05 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement, (7) a
fee for the distribution of securities pursuant
to Section 4.2 of the Deposit Agreement,
such fee being in an amount equal to the fee
for the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Owners, (8) in addition to any fee charged
under clause 6, a fee of $.05 or less per
American Depositary Share (or portion
thereof) per annum for depositary services,
which will be payable as provided in clause
9 below, and (9) any other charges payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in American Depositary Shares.
8.	PRERELEASE OF RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, unless requested in
writing by the Company to cease doing so,
the Depositary may deliver American
Depositary Shares prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (a PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the surrender of American Depositary Shares
that have been PreReleased, whether or not
such cancellation is prior to the termination
of such PreRelease or the Depositary knows
that such American Depositary Shares have
been PreReleased.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
American Depositary Shares or Shares are to
be delivered (the PreReleasee), that the
PreReleasee, or its customer, (i) owns the
Shares or American Depositary Shares to be
remitted, as the case may be, (ii) assigns all
beneficial rights, title and interest in such
Shares or American Depositary Shares, as
the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners and (iii) will not take any action
with respect to such Shares or American
Depositary Shares, as the case may be, that
is inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
American Depositary Shares, as the case
may be), other than in satisfaction of such
PreRelease, (b) at all times fully
collateralized (marked to market daily) with
cash or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of Shares
not deposited but represented by American
Depositary Shares outstanding at any time as
a result of PreReleases will not normally
exceed thirty percent (30%) of the Shares
deposited hereunder; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems reasonably appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Holder of this
Receipt by accepting or holding the same
consents and agrees that when properly
endorsed or accompanied by proper
instruments of transfer, shall be transferable
as certificated registered securities under the
laws of New York. American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered
securities under the laws of New York.  The
Depositary, notwithstanding any notice to
the contrary, may treat the Owner of
American Depositary Shares as the absolute
owner thereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes, and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any Holder of American
Depositary Shares unless that Holder is the
Owner of those American Depositary
Shares.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been (i)
executed by the Depositary by the manual
signature of a duly authorized officer of the
Depositary or (ii) executed by the facsimile
signature of a duly authorized officer of the
Depositary and countersigned by the manual
signature of a duly authorized signatory of
the Depositary or a Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently publishes
information in English required to maintain
the exemption from registration under Rule
12g32(b) under the Securities Exchange Act
of 1934 on its Internet web site or through
an electronic information delivery system
generally available to the public in its
primary trading market.  The Companys
Internet web site address is
www.ipernica.com.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also,
upon written request by the Company, send
to Owners copies of such reports when
furnished by the Company pursuant to the
Deposit Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books, at
its Corporate Trust Office, for the
registration of American Depositary Shares
and transfers of American Depositary Shares
which at all reasonable times shall be open
for inspection by the Owners, provided that
such inspection shall not be for the purpose
of communicating with Owners in the
interest of a business or object other than the
business of the Company or a matter related
to the Deposit Agreement or the American
Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into dollars and will distribute
the amount thus received (net of the fees
and expenses of the Depositary as provided
in Article 7 hereof and Section 5.9 of the
Deposit Agreement) to the Owners entitled
thereto; provided, however, that in the event
that the Company or the Depositary is
required to withhold and does withhold
from any cash dividend or other cash
distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Section 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary
receives any distribution other than a
distribution described in Section 4.1, 4.3 or
4.4 of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed to
the Owners entitled thereto, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section 5.9
of the Deposit Agreement) will be
distributed by the Depositary to the Owners
of Receipts entitled thereto all in the manner
and subject to the conditions described in
Section 4.1 of the Deposit Agreement.  The
Depositary may withhold any distribution of
securities under Section 4.2 of the Deposit
Agreement if it has not received satisfactory
assurances from the Company that the
distribution does not require registration
under the Securities Act of 1933.  The
Depositary may sell, by public or private
sale, an amount of securities or other
property it would otherwise distribute under
this Article that is sufficient to pay its fees
and expenses in respect of that distribution.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may deliver to the Owners
entitled thereto, an aggregate number of
American Depositary Shares representing the
amount of Shares received as such dividend
or free distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and after
deduction or upon issuance of American
Depositary Shares, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.9 of the Deposit Agreement
(and the Depositary may sell, by public or
private sale, an amount of Shares received
sufficient to pay its fees and expenses in
respect of that  distribution.  In lieu of
delivering fractional American Depositary
Shares in any such case, the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions described in
Section 4.1of the Deposit Agreement.  If
additional American Depositary Shares are
not so delivered, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary shall
have discretion as to the procedure to be
followed in making such rights available to
any Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason, the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all or certain Owners but not to
other Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees and expenses of the Depositary and
any other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares,
and the Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, deliver American Depositary
Shares to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such deposit
shall be made, and depositary shares shall be
delivered, under depositary arrangements
which provide for issuance of depositary
shares subject to the appropriate restrictions
on sale, deposit, cancellation, and transfer
under applicable United States laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees and
expenses of the Depositary as provided in
Section 5.9 of the Deposit Agreement and
all taxes and governmental charges payable
in connection with such rights and subject to
the terms and conditions of the Deposit
Agreement) for the account of such Owners
otherwise entitled to such rights, warrants or
other instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any American Depositary Shares or
otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act; provided,
that nothing in the Deposit Agreement shall
create any obligation on the part of the
Company to file a registration statement
with respect to such rights or underlying
securities or to endeavor to have such a
registration statement declared effective.  If
an Owner requests the distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under the Securities Act of
1933, the Depositary shall not effect such
distribution unless it has received an opinion
from recognized counsel in the United
States for the Company upon which the
Depositary may rely that such distribution to
such Owner is exempt from such
registration.
      In the event of any issuance of
additional securities, the Company shall
have no obligation to register such additional
securities under the Securities Act of 1933
and, to the extent the Company in its
discretion deems it necessary or advisable in
order to avoid any requirement to register
such additional securities under the
Securities Act of 1933, may prevent Owners
in the United States from purchasing any
such additional securities (whether pursuant
to preemptive rights or otherwise) and direct
the Depositary not to accept any Shares for
deposit for such period of time following the
issuance of such additional securities and to
adopt such other specific measures as the
Company may reasonably request in writing.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted by sale or in any other manner
that it may determine, such foreign currency
into Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any American
Depositary Shares or otherwise and shall be
net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is
required for such conversion is denied or in
the opinion of the Depositary is not
obtainable, or if any such approval or license
is not obtained within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or
in its discretion may hold such foreign
currency uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share, or
whenever the Depositary shall find it
reasonably necessary, the Depositary shall
fix a record date (a) for the determination of
the Owners who shall be (i) entitled to
receive such dividend, distribution or rights
or the net proceeds of the sale thereof, (ii)
entitled to give instructions for the exercise
of voting rights at any such meeting or (iii)
responsible for any fee assessed by the
Depositary pursuant to the Deposit
Agreement, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company, (b) a statement that the Owners
as of the close of business on a specified
record date will be entitled, subject to any
applicable provision of law and of the
articles of association or similar documents
of the Company, to instruct the Depositary
as to the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given.  Upon the
written request of an Owner of American
Depositary Shares on such record date,
received on or before the date established by
the Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by those American
Depositary Shares in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
instruction date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      In order to give Owners a reasonable
opportunity to instruct the Depositary as to
the exercise of voting rights relating to
Deposited Securities, if the Company will
request the Depositary to act under this
Article, the Company shall endeavor to give
the Depositary notice of any such meeting or
solicitation and details concerning the
matters to be voted upon sufficiently in
advance of the meeting date.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      Upon any change in nominal value,
change in par value, splitup, consolidation,
or any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or
sale of assets affecting the Company or to
which it is a party, or upon the redemption
or cancellation by the Company of the
Deposited Securities, any securities, cash or
property which shall be received by the
Depositary or a Custodian in exchange for,
in conversion of, in lieu of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary
Shares shall thenceforth represent, in
addition to the existing Deposited
Securities, the right to receive the new
Deposited Securities so received, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may deliver additional American
Depositary Shares as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
            Neither the Depositary nor
the Company nor any of their respective
directors, employees, agents or affiliates
shall incur any liability to any Owner or
Holder, (i) if by reason of any provision of
any present or future law or regulation of the
United States or any other country, or of any
governmental or regulatory authority, or by
reason of any provision, present or future, of
the articles of association or any similar
document of the Company, or by reason of
any provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or terrorism or other
circumstances beyond its control, the
Depositary or the Company shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed, (ii) by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, (iii) by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement, (iv) for the inability of any
Owner or Holder to benefit from any
distribution, offering, right or other benefit
which is made available to holders of
Deposited Securities but is not, under the
terms of the Deposit Agreement, made
available to Owners or Holders, or (v) for
any special, consequential or punitive
damages for any breach of the terms of the
Deposit Agreement.  Where, by the terms of
a distribution pursuant to Section 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation or
shall be subject to any liability under the
Deposit Agreement to Owners or Holders,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
American Depositary Shares, on behalf of
any Owner or Holder or other person.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Holder, or any other person
believed by it in good faith to be competent
to give such advice or information.  The
Depositary shall not be liable for any acts or
omissions made by a successor depositary
whether in connection with a previous act or
omission of the Depositary or in connection
with a matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises,
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be liable for the acts or omissions of any
securities depository, clearing agency or
settlement system in connection with or
arising out of bookentry settlement of
Deposited Securities or otherwise.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
            The indemnities contained in
the preceding paragraph shall not extend to
any liability or expense which arises solely
and exclusively out of a PreRelease (as
defined in Section 2.9 of the Deposit
Agreement) of American Depositary Shares
in accordance with Section 2.9 of the
Deposit Agreement and which would not
otherwise have arisen had such American
Depositary Shares not been the subject of a
PreRelease pursuant to Section 2.9 of the
Deposit Agreement; provided, however, that
the indemnities provided in the preceding
paragraph shall apply to any such liability or
expense (i) to the extent that such liability or
expense would have arisen had such
American Depositary Shares not be the
subject of a PreRelease, or (ii) which may
arise out of any misstatement or alleged
misstatement or omission or alleged omission
in any registration statement, proxy
statement, prospectus (or placement
memorandum), or preliminary prospectus (or
preliminary placement memorandum)
relating to the offer or sale of American
Depositary Shares, except to the extent any
such liability or expense arises out of (i)
information relating to the Depositary or any
Custodian (other than the Company), as
applicable, furnished in writing and not
materially changed or altered by the
Company expressly for use in any of the
foregoing documents, or, (ii) if such
information is provided, the failure to state a
material fact necessary to make the
information provided not misleading.
        No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY;
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the earlier of
(i) the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement or (ii)
termination by the Depositary pursuant to
Section 6.2 of the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written notice
of such removal, to become effective upon
the later of (i) the 90th day after delivery of
the notice to the Depositary and (ii) the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary in its discretion may appoint a
substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners
or Holders in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners, shall,
however, not become effective as to
outstanding American Depositary Shares
until the expiration of thirty days after
notice of such amendment shall have been
given to the Owners of outstanding
American Depositary Shares. Every Owner
and Holder of American Depositary Shares,
at the time any amendment so becomes
effective, shall be deemed, by continuing to
hold such American Depositary Shares or
any interest therein, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby. In
no event shall any amendment impair the
right of the Owner to surrender American
Depositary Shares and receive therefor the
Deposited Securities represented thereby,
except in order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Company may terminate the
Deposit Agreement by instructing the
Depositary to mail notice of termination to
the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date included in
such notice.  The Depositary may likewise
terminate the Deposit Agreement, if at any
time 60 days shall have expired after the
Depositary delivered to the Company a
written resignation notice and if a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement; in such case the
Depositary shall mail a notice of termination
to the Owners of all American Depositary
Shares then outstanding at least 30 days
prior to the termination date.  On and after
the date of termination, the Owner of
American Depositary Shares will, upon (a)
surrender of such American Depositary
Shares, (b) payment of the fee of the
Depositary for the surrender of American
Depositary Shares referred to in Section 2.5,
and (c) payment of any applicable taxes or
governmental charges, be entitled to
delivery, to him or upon his order, of the
amount of Deposited Securities represented
by those American Depositary Shares.  If
any American Depositary Shares shall
remain outstanding after the date of
termination, the Depositary thereafter shall
discontinue the registration of transfers of
American Depositary Shares, shall suspend
the distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges). At any time after the
expiration of four months from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such
sale, together with any other cash then held
by it thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds. After
making such sale, the Depositary shall be
discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash (after
deducting, in each case, the fee of the
Depositary for the surrender of American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.  The Depositarys obligations with
respect to indemnification shall also survive
termination.
22.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
      (a)	Notwithstanding the
provisions of Section 2.4 of the Deposit
Agreement, the parties acknowledge that the
Direct Registration System (DRS) and
Profile Modification System (Profile) shall
apply to uncertificated American Depositary
Shares upon acceptance thereof to DRS by
DTC.  DRS is the system administered by
DTC pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS which allows a
DTC participant, claiming to act on behalf of
an Owner, to direct the Depositary to
register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary
of prior authorization from the Owner to
register such transfer.
      (b)	In connection with and in
accordance with the arrangements and
procedures relating to DRS/Profile, the
parties understand that the Depositary will
not verify, determine or otherwise ascertain
that the DTC participant which is claiming
to be acting on behalf of an Owner in
requesting registration of transfer and
delivery described in subsection (a) has the
actual authority to act on behalf of the
Owner (notwithstanding any requirements
under the Uniform Commercial Code).  For
the avoidance of doubt, the provisions of
Sections 5.3 and 5.8 of the Deposit
Agreement shall apply to the matters arising
from the use of the DRS.  The parties agree
that the Depositarys reliance on and
compliance with instructions received by the
Depositary through the DRS/Profile System
and in accordance with the Deposit
Agreement, shall not constitute negligence
or bad faith on the part of the Depositary.
23.	SUBMISSION TO
JURISDICTION; JURY TRIAL
WAIVER; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i)   appointed Corporation
Service Company, 1180 Avenue of the
Americas, Suite 210, New York, New York
100358401, in the State of New York, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts or
this Agreement, (ii) consented and
submitted to the jurisdiction of any state or
federal court in the State of New York in
which any such suit or proceeding may be
instituted, and (iii) agreed that service of
process upon said authorized agent shall be
deemed in every respect effective service of
process upon the Company in any such suit
or proceeding.
      EACH PARTY TO THE DEPOSIT
AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH
OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR PROCEEDING
AGAINST THE COMPANY AND/OR
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR
OTHER DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, THE DEPOSIT
AGREEMENT OR ANY TRANSACTION
CONTEMPLATED HEREIN OR
THEREIN, OR THE BREACH HEREOF
OR THEREOF, INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE, VALIDITY
OR TERMINATION (WHETHER BASED
ON CONTRACT, TORT OR ANY
OTHER THEORY).
24.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners to provide information as to the capacity in which such Owners own or owned American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest. Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to
Section 3.4 of the Deposit Agreement.  The
Depositary agrees to comply with reasonable written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and to forward to the Company any such
responses to such requests received by the Depositary. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority or securities exchange or automated quotation system may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Companys written instructions in respect of any such enforcement or limitation.

- 2 -